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                                                                   EXHIBIT 10.23


                        SEVERANCE SETTLEMENT AGREEMENT
                             AND RELEASE OF CLAIMS


     This Severance Settlement Agreement and Release of Claims (the "Agreement ) is made by and between Alan H. Hunt ("Hunt") and Peregrine Systems, Inc. ("PSI") and effective this January 30, 1998.

                                   RECITALS


     A. Hunt was an employee and a Director of PSI until his resignation on January 20, 1998, from all such positions and from any and all positions he may have held with PSI and any of its foreign or domestic affiliates or subsidiaries.

     B. PSI and Hunt are parties to an Option Agreement dated November 1, 1995 pursuant to which Hunt was granted the right to acquire 400,000 shares of PSI's Common Stock at an exercise price of $2.34 per share (the "Hunt Option"). PSI and Hunt are parties to a Restricted Stock Agreement of November 1, 1995 pursuant to which Hunt was granted the right to acquire 400,000 shares of PSI's Common Stock (the "Hunt Restricted Stock").

     C. In connection with his resignation, Hunt and PSI have discussed certain terms and conditions relating to the termination of the employment relationship and the commencement of a consulting relationship.

     D. It is the intent of the parties in entering this Agreement to set forth all agreements between the parties and resolve all pending matters between the parties.

         NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is hereby agreed by and among the parties as follows:

I.   COMPENSATION TO HUNT

     1.1.1 HUNT OPTION. Notwithstanding any provisions of the Hunt Option agreement to the contrary, and subject to termination as set forth in paragraph 1.3.10 hereof, Hunt and PSI agree that as of January 31, 1999, all vesting of the Hunt Option shall cease. The Hunt Options shall remain exercisable until ninety days beyond January 31, 1999 pursuant to the terms of the Hunt Option.

     1.1.2 Hunt and PSI agree that the Hunt Option is hereby amended in a manner that limits the change of control provision under the 1994 Stock Plan and Hunt's stock option agreement in such a manner that the change of control provision will not apply to any of the Hunt Option shares that will not vest on the vesting schedule prior the January 31, 1999 cessation of vesting set forth in the above paragraph.


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     1.2.1     HUNT RESTRICTED STOCK.  Notwithstanding any provisions of the
Hunt Restricted Stock agreement to the contrary, and subject to termination as set forth in paragraph 1.3.10 hereof, Hunt and PSI agree that as of March 31, 1999, all vesting of the Hunt Restricted Stock shall cease.

     1.2.2 Effective with the execution of this Agreement the 202,000 shares of Hunt Restricted Stock scheduled to lapse restriction after March 31, 1999 shall be immediately returned to PSI and Hunt hereby renounces all right, title, and ownership of such shares.

     1.3  CONSULTING AGREEMENT

          1.3.1 Hunt agrees to act as a consultant to PSI and shall provide such advice and assistance to PSI as the Chairman of the Board shall reasonably request. Such advice and assistance shall include without limitation the transition of the Chief Executive Office, and cooperation in responding to requests for testimony, documentation or other information and analysis relating to any litigation now pending, threatened, or in the future arising against PSI and relating to actions or events occurring during Hunt's tenure as an employee, director or officer of PSI.

          1.3.2 The term of such consultancy shall commence on the date hereof and shall continue for a period ending January 31, 1999.

          1.3.3 During the term of his consultancy, PSI agrees to pay Hunt at rate equal to his pro rata annual base salary at the level at the time of his resignation (the "Annual Consulting Rate"). PSI agrees to pay such amounts on the fifth (5th) day of each month during the consultancy term at the rate of 1/12th of the Annual Consulting Rate.

          1.3.4 PSI agrees to pay Hunt's COBRA payment for continuation of his employee benefit plans for 12 months beyond his January 1998 termination. Such payment shall cease upon Hunt's taking employment within the 12 months.

          1.3.5 Hunt will not accrue any vacation benefits as a result of this consulting arrangement.

          1.3.6 PSI shall be under no obligation to provide Hunt with an office or secretarial assistance during the term of his consultancy.

          1.3.7     INDEPENDENT CONTRACTOR.    The parties expressly intend
and agree that Hunt will act as an independent contractor and not as an employee of PSI. Hunt understands and agrees that he shall not be entitled to any of the rights and privileges established for PSI's employees. Hunt understands and agrees that PSI will not pay or withhold from the compensation paid to him pursuant to this Agreement any sums customarily paid or withheld


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for or on behalf of employees for income tax, unemployment insurance, social security, workers' compensation or any other withholding tax, insurance, or payment pursuant to any law or governmental regulation, and all such payments as may be required by law are the sole responsibility of Hunt.

          1.3.8     NONDISPARAGEMENT.    Hunt agrees that he will not make
any statements, written or verbal, disparaging the performance or business reputation of PSI (including its officers, directors, employees, agents and any related entities), or the personal or business reputation or character of any employees of PSI.

          1.3.9     COOPERATION.     In the event of any claims, disputes or
litigation against PSI in which Hunt is named as a party or in which Hunt is a witness or can be of assistance to PSI, Hunt agrees to make himself available upon reasonable notice to meet with representatives of PSI and provide them with such information and documents as he may have. Hunt shall also make himself available, upon reasonable notice, to give sworn testimony and statements, affidavits, depositions, trial testimony, declarations or other such disclosures as may be necessary in connection with such litigation. Nothing herein is intended or should be construed as requiring anything other than Hunt's cooperation in providing truthful and accurate information.

          1.3.10 Hunt acknowledges that in the course of his prior employment with PSI, and during the term of his consultancy, he has become and will continue to become familiar with trade secrets and with other confidential information concerning PSI and its affiliates and subsidiaries. Therefore, Hunt agrees that, during the initial term of his consultancy and any renewal term, and for one year (1) year thereafter, he shall not, directly or indirectly, or through another entity, undertake any conduct, or induce or attempt to induce any other person or entity to undertake any conduct, not in the best of PSI. PSI reserves the right to determine, at the sole discretion of its Board of Directors as comprised at the time of such determination, whether the conduct as issue is in the best interest of PSI.
A breach of the obligations in any of section 1.3, 1.4, or 1.5 by Hunt shall cause immediate termination of the Hunt Option and the Hunt Restricted Stock.

     1.4 AGREEMENT NOT TO SOLICIT EMPLOYEES. Hunt agrees that during the term of his consulting agreement herein and thereafter until February 1, 2001, he will not:
          a. Induce or attempt to induce, any employee of PSI to leave employment with PSI;
          b. Interfere with or disrupt PSI's relationship with any of its employees, consultants, customers, suppliers, or vendors; or
          c. Solicit any employee of PSI to come to work for Hunt or Hunt's subsequent employer(s).

     1.5  NONCOMPETITION AND COVENANT NOT TO COMPETE

          1.5.1 As a significant portion of the compensation paid to Hunt pursuant to this


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Agreement, Hunt agrees that during the term of his consulting agreement herein and thereafter until February 1, 2001 thereafter, he will not compete with PSI. This noncompetition agreement is made in recognition of the extraordinary skills and experience of Hunt in the industry in which PSI does business, and PSI's exposure to Hunt of its most confidential and competitively sensitive information, including, but not limited to PSI's technical product information, pricing information, customer lists, patents, engineering data, research and development plans, business methods, operating procedures, and other such highly valuable trade secret information.

          1.5.2 Hunt agrees that during the term of his consulting agreement herein and thereafter until February 1, 2001 thereafter, he will not act as an officer, director, employee, consultant, or agent for any of PSI's competitors. In addition, for a similar period of time, Hunt agrees that he will not directly or indirectly, alone or with others, engage in or have any interests in, any business, firm, partnership, or corporation, whether as an employee, officer, director, agent, creditor, consultant or otherwise that engages in any activity that is the same or similar to, or in competiton with, any activity engaged in by PSI.

          1.5.3 In furtherance of his consulting agreement herein, Hunt agrees to execute PSI's standard Invention and Non-disclosure Agreement, and Arbitration Agreement. Hunt further agrees that, should he at any time during the term of this Agreement seek to be become employed by or a consultant for any competitor of PSI, PSI shall have the right to inform each such company of this Agreement, as well as PSI's Invention and Non Disclosure Agreement, and that disclosure of this information and any other necessary and related communications by PSI shall not provide the basis for any legal claim by Hunt against PSI.

          1.5.4 This entire Agreement, including Noncompetition and Covenant not to Compete paragraph, has been reviewed by legal counsel for both parties. The parties intend and presume that this noncompetition agreement is enforceable and intend that this Noncompetition and Covenant not to Compete paragraph be given the fullest force and effect allowable by law. In the event of nay alleged breach of this provision, PSI shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Hunt from violating this noncompetition provision, and to enforce the specific performance of Hunt to the terms of this Agreement, and to obtain damages, or nay of them, but nothing herein shall be construed to prevent such remedy or combination of remedies as PSI may elect.

     1.5.5 If for any reason an arbitrator or court of competent jurisdiction finds that this Noncompetition and Covenant not to Compete paragraph is not enforceable, in whole or in part, then the parties agree that Hunt shall pay to Company one half of the amount of compensation paid by PSI to Hunt to the date of such finding, not to exceed the sum of $50,000, since a significant portion of the consideration being paid by PSI to Hunt is for this Noncompetition and Covenant Not to Compete agreement.


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          1.5.6     For purposes of this Section 1.5, PSI competitors shall
be any entity or organization involved in the development or implementation of software which functions in the help desk industry.

II.  GENERAL RELEASE OF CLAIMS.

     2.1 Nothing contained in this Section 2 shall release or diminish Hunt's obligations set forth in Section 1 of this Agreement.

     2.2 Hunt, for himself, his wife, and for his heirs, assigns, executors, affiliates, successors and each of them hereby acknowledges full and complete satisfaction of releases and forever discharges PSI, its subsidiary corporations, affiliates, and any and all of its past or present owners, officers, directors, agents, shareholders, employees, attorneys, heirs, assigns, executors, administrators and successors (hereinafter collectively referred to as "PSI") from any and all claims, demands, actions, causes of action, in law or in equity, suits, liabilities, demands, losses, costs or expenses known or unknown, suspected or unsuspected, of any kind or nature that Hunt now has or may have against PSI related including costs, expenses and attorneys' fees. This full and complete release includes, but is not limited to, claims relating to Hunt's employment with PSI. Hunt reserves, and by this sentence expressly excepts from this release, Hunt's right to seek indemnification from PSI against expenses, judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding initiated by a third-party against Hunt for Hunt's authorized conduct within the scope of his employment, including acts of commission, during his employment by PSI.

     2.3 Hunt acknowledges that he is aware of and is familiar with the provisions of Section 1542 of the California Civil Code which provides as follows:

          A GENERAL RELEASE DOES NOT EXEND TO CLAIMS
          WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
          TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING
          THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
          MATERIALLY AFFECTED HIS SETTELEMENT WITH THE
          DEBTOR.

     Hunt hereby waives and relinquishes all rights and benefits which he may have under Section 1542 of the California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect.

     2.4 Hunt acknowledges that he may discover facts or law different from, or in addition to, the facts or law that he knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the releases contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

     2.5 Hunt declares and represents that he is executing this Agreement with full


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advice from his legal counsel, and that he intends that this Agreement shall be complete and shall not be subject to any claim of mistake, and that the release herein expresses a full and complete release and, regardless of the adequacy or inadequacy of the consideration, he intends the release herein to be final and complete. Hunt and PSI execute this release with the full knowledge that this release covers all possible claims, except as provided in
Section 2.1 above, and the right to enforce the provisions of this Agreement as set forth herein.

     2.6 Hunt irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency, whether federal, state or local, or in any court, whether federal, state, or local, any claim or demand of any type related to the matters released in this Agreement, it being his intention that with the execution of this Agreement, PSI (as defined above) will be absolutely, unconditionally and forever discharged of and from all obligations related in any way to the matters discharged herein, subject only to the exception in Section 2.1 above.

III. GENERAL PROVISIONS

     3.1 Hunt further agrees that he shall not directly or indirectly disclose or use any trade secrets or other confidential or proprietary information of PSI which came into, or will come into, Hunt's possession during his employment and/or consulting relationship with PSI; provided, that confidential information shall not include any information known generally to the public, generally known to industry or in the public domain.

     3.2 AGREEMENT TO RETURN PSI PROPERTY AND INFORMATION. Hunt agrees that immediately upon his resignation from PSI, he shall return to the Company all property of PSI including, but not limited to information stored on his computer, product and pricing information, customer lists, research and development plans, business plans, credit cards, keys and computers, excepting his PSI-issued notebook computer.

     3.3 Hunt and PSI agree that the terms and conditions of this Agreement, and events which have lead to the parties entering into this Agreement, shall remain confidential. The parties will make every effort to avoid disclosure, directly or indirectly, of any of the terms, conditions, facts or allegations, to any other person or entity. It is understood that the parties may, if necessary, disclose information concerning this Agreement and settlement or its terms, to their attorneys and accountants and /or as required by law. Such disclosure shall not be a violation of this Agreement.

     3.4 Hunt agrees that he will not voluntarily participate in, be an expert witness in, be a party, or otherwise voluntarily involve himself in any other litigation against PSI, its related corporations, divisions, partners, officers, employees (past or present), agents, shareholders, representatives, heirs, assigns, executives, administrators and successors, or any of them. Hunt further agrees that he will not voluntarily assist in any manner whatsoever any other party or litigant, in any action, against PSI, its related corporations, divisions, partners, officers, employees (past or present), agents, shareholders, representatives, heirs, assigns, executives, administrators and successors, or any of them. Hunt agrees to cooperate with and


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to assist PSI in the event any claims are made against PSI where his assistance would be of value to PSI.

     3.5 This Agreement has been reviewed by the parties hereto and their respective attorneys, and the parties have had full opportunity to negotiate the contents hereof. The parties hereto expressly waive any common law or statutory rule of construction that ambiguity shall be construed against the drafter of this Agreement, and acknowledge that both parties contributed equally to the drafting of this Agreement.

     3.6 The parties agree that this Agreement constitutes a compromise of, and full accord and satisfaction of, doubtful and disputed claims and shall not be treated as an admission of liability by anyone, at any time, for any purpose.

     3.7 All parties to this Agreement agree that they will bear their own attorneys' fees, costs and all other expenses.

     3.8 Any dispute or controversy arising between PSI (and its directors, officers, or employees) and Hunt including, but not limited to, all potential claims arising out of the consultancy relationship, such as breach of contract, tort, discrimination, termination, compensation, and claims for any violation of any law, statute, regulation, or ordinance, unless prohibited by law shall be resolved by final and binding arbitration under the commercial arbitration rules of the American Arbitration Association in effect at that time. The arbitration shall be governed by California law. Judgment upon the arbitrator's decision may be entered in any court of competent jurisdiction. The arbitration fee shall be divided equally between Employee and PSI.

          3.8.1 At any time prior to the setting of a date for arbitration, either party may elect in writing to submit the case to nonbinding mediation. Mediation, if elected by either party, shall be in advance of and not in substitution of the arbitration required by this section. The mediation fee shall be divided equally between Employee and PSI.

          3.8.2 In any action at law or equity between the parties seeking enforcement of any of the terms and provisions of this Agreement, the prevailing party in such action shall be awarded, in addition to damages or other relief, his or its reasonable attorneys' fees. Such recovery shall also include out-of-pocket expenses and attorneys' fees on appeal, if any. The court shall determine the prevailing party pursuant to California Civil Code Section 1717.

     3.9 Should any court of competent jurisdiction determine that any term or provision of this Agreement is unenforceable, such term or provision shall be deemed to be deleted as though it had never been a part of this Agreement, and the validity, legality and


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enforceability of the remaining terms and provisions shall not be in any way affected or imperiled thereby.


     3.10 Any and all notices and other communications that are required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered or if mailed, postage prepaid, by registered or certified return mail, to the respective parties as follows:

               If to Hunt:

               Alan H. Hunt
               P.O. Box 17108
               Snowmass Village, CO 81615

               If to PSI:

               Peregrine Systems, Inc
               Attn:   President
               12670 High Bluff Drive
               San Diego, CA 92130

or to such other address or the attention of such other person as any such party may direct by written notice delivered to other party pursuant to the provisions of this Section and shall be effective upon receipt.

     3.11 No waiver by any party hereto of any breach of this Agreement by other party shall operate or be construed as a waiver of any other or subsequent breach. No waiver by any party hereto of any breach of this Agreement by any other party hereto shall be effective unless it is in writing and signed by the party claimed to have waived such breach.

     3.12 This Agreement may be amended only by a written instrument executed by all parties hereto.

     3.13 Subject to the exception set forth in Section 2.1 above (which has no application to this paragraph), this Agreement is intended by the parties to release and discharge any and all claims of Hunt, including any possible claims arising under the Age Discrimination in Employment Act, 29 U.S.C.
Section 621, ET SEQ.   It is the intent of the parties that this Agreement
satisfy the requirements of the Older Worker Benefit Protection Act, 29 U.S.C. Section 626(f). The following general provisions, along with the other provisions of this Agreement, are agreed to for this purpose:

          3.13.1 Hunt acknowledges and agrees that he has read and he understands the terms of this Agreement;

          3.13.2 Hunt acknowledges that he has been given a full opportunity to consult


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with his lawyer with respect to the matters referenced in this Agreement, and that Hunt has obtained and considered such legal counsel as he deems necessary, such that Hunt is entering into this Agreement freely, knowingly, and voluntarily;

          3.13.3 Hunt acknowledges that he has been given at least twenty-one (21) days in which to consider whether or not to into this Agreement; and

          3.13.4 This Agreement shall not become effective or enforceable until seven (7) days after Hunt signs this Agreement.

          3.13.5 This Agreement may be executed in counterparts by the parties in order to expedite the execution of same.

     3.14 In order to expedite the execution of this Agreement, the parties agree that facsimile signatures are an acceptable means of expressing their agreement to the terms and conditions of this Agreement and for all purposes facsimile signatures shall have the same effect as original signatures. Any party providing a facsimile signature further agrees, however, that within five (5) days of execution of the Agreement, that party will provide their signature on an original signature page to the other parties by overnight commercial delivery service.

     3.15 This Agreement shall be construed in accordance with the laws of the State of California.

     3.16 The agreements and releases contained in this Agreement bind and inure to the benefit of the principals, agents, representatives, heirs, successors and assigns of Hunt and PSI.

     3.17 This Agreement contains the entire agreement and understanding concerning the subject matter herein and supersedes and replaces any prior negotiations or agreements between the parties hereto, or any of them, whether written or oral, except as expressly provided herein. Each of the parties acknowledges that neither party nor any agent or attorney of either party has made any promise, representation or warranty, express or implied, not contained in this Agreement to induce the other party to execute this Agreement in reliance upon any such promise, representation or warranty not contained herein.

     3.18 All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.



                         (signatures on following page)


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DATED:    2/5/98                         /s/ ALAN H. HUNT
       -----------------------------     ------------------------
                                         Alan H. Hunt

DATED:    2/5/98                         PEREGRINE SYSTEMS, INC.
       -----------------------------



                                         By: /s/ RICHARD T. NELSON
                                             ----------------------------------
                                             Richard T. Nelson

                                         Its: Vice President


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